UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

______________________________

Date of report (Date of earliest event reported):  September 28, 2016

LAKE SHORE BANCORP, inc.

(Exact name of registrant as specified in its charter)

United States	000-51821	20-4729288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 East Fourth Street, Dunkirk, NY 14048

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (716) 366-4070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On September 28, 2016, the Board of Directors of Lake Shore Bancorp, Inc. (the “Company”) appointed John L. Mehltretter to the Company’s Board of Directors effective November 16, 2016. Mr. Mehltretter is currently a principal with NEXTGEN Technology Advisors, LLC. Mr. Mehltretter was formerly the Global Vice President of Information Technology for New Era Cap Company, an international headwear and apparel company with operations in over 20 regional locations serving global markets, headquartered in Buffalo, New York. The Boards of Directors of Lake Shore, MHC (the Company’s majority stockholder) and Lake Shore Savings Bank also appointed Mr. Mehltretter to their respective boards.

There were no understandings or arrangements with any person regarding the appointment to the Board of the Company.  Mr. Mehltretter has not participated in any transactions with the Company that, in the aggregate, exceed $120,000.  The Board has not yet determined which committee Mr. Mehltretter will serve as a member.

A copy of the press release is attached as Exhibit 99.1 hereto.

Item 5.03Amendments to Articles of Incorporation or Bylaws;  Change in Fiscal Year.

(a)   On September 28, 2016, the Board of Directors of the Company amended its bylaws effective November 16, 2016 to increase the number of directors from nine members to ten members.

Item 9.01Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.Description

3.2  Amended and Restated Bylaws of Lake Shore Bancorp, Inc.

99.1Press Release of Lake Shore Bancorp, Inc. dated October 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, inc.
By:	/s/ Rachel A. Foley
Name:	Rachel A. Foley
Title:	Chief Financial Officer and Treasurer

Date: October 3, 2016